Exhibit 99.1

Bottomline Technologies Reports Third Quarter Results

Strong Revenue Growth Highlights Third Quarter

PORTSMOUTH, N.H. – May 1, 2014 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and digital banking solutions, today reported financial results for the third quarter ended March 31, 2014.

Revenues for the third quarter were $78.3 million, an increase of $13.8 million, or 21%, from the third quarter of last year. Subscription and transaction revenues, which are primarily related to the company’s digital banking, legal spend management and Paymode-X cloud-based applications, increased 22% from the third quarter of last year to $35.1 million.

Gross margin for the third quarter was $44.7 million, an increase of $10.5 million from the third quarter of last year. Net loss for the third quarter was $4.3 million, a net loss per share of $0.12.

Core net income for the third quarter was $12.7 million. Core net income excludes acquisition and integration-related expenses (including amortization of intangible assets) of $5.8 million, equity-based compensation of $6.2 million, restructuring expenses of $1.0 million, non-cash interest expense of $2.9 million associated with our convertible notes and other non-core expenses of $1.1 million. Core earnings per share was $0.34.

“We had an outstanding quarter with record financial results in all our key performance metrics,” said Rob Eberle, President and CEO of Bottomline Technologies. “Strategically, we broadened our technology set and the innovative capabilities we offer our customers, particularly our cloud-based solutions which offer the most compelling proposition for customers and an attractive recurring revenue stream for Bottomline. With the strong results through the first three quarters, we are well positioned to complete a record year and drive long-term growth for our company and shareholders.”

Revenues for the nine months ended March 31, 2014 increased 15% to $218.9 million as compared with $189.7 million last year. Subscription and transaction revenues increased 16% to $101.5 million in the nine months ended March 31, 2014. Net loss for the nine months ended March 31, 2014 was $17.6 million, or $0.48 per share.

Core net income for the nine months ended March 31, 2014 was $32.2 million. Core net income excludes acquisition and integration-related expenses (including amortization of intangible assets) of $23.3 million, equity-based compensation of $16.8 million, restructuring expenses of $1.1 million, non-cash interest expense of $8.5 million associated with our convertible notes and other non-core expenses of $0.2 million. Core earnings per share was $0.86.

Third Quarter Customer Highlights

•	Chosen by 13 leading organizations, including Atlantic Casualty Insurance Co, Freestone Insurance and Publix Super Markets to provide Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Leading institutions, such as the County of Sonoma, Tokio Marine Insurance and TUI UK Ltd, chose Bottomline’s payment automation solutions to extend their payments capabilities and improve efficiencies.

•	Companies such as The Saudi Investment Bank, Truphone and Western Union selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

•	Deepened relationships in the healthcare vertical with customers such as Catholic Healthcare Partners, St. Dominic/Jackson Memorial Hospital and The Spartanburg Regional Healthcare System.

Third Quarter Strategic Corporate Highlights

•	Announced the acquisition of Andera, a provider of cloud-based customer acquisition solutions for banks, extending Bottomline’s digital banking platform. Andera’s online account origination capabilities allow financial institutions to accelerate revenue growth through new customer engagement.

•	Acquired Rationalwave Analytics, an early-stage predictive analytics company that will extend the innovation offered to customers using Bottomline’s data rich applications.

•	The annual Legal Spend Management Customer Insights Exchange, a Bottomline Technologies sponsored forum for new technology, best practices and business strategies, was held in Nashville with significant industry representation including attendance by many of the largest P&C insurers.

•	Deployed the latest release of Legal-X, further extending our market leading position with new dashboard features, self-service administration capabilities and additional functionality to simplify decision making and increase productivity.

•	Announced the newest release of Bottomline Mobile Banking, an innovative mobile app that fully integrates with a company’s commercial banking and cash management solutions, allowing banks to strengthen relationships and build brand value.

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Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income and core earnings per share are non-GAAP financial measures. These non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition and integration-related expenses (including acquisition-related earn-outs), restructuring related costs, non-cash pension expense, non-core charges associated with our convertible notes and other non-core or non-recurring gains or losses that arise from time to time. Non-core charges associated with our convertible notes consist of non-cash interest expense as well as gains or losses on derivative instruments issued in conjunction with the notes. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with our business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other charges we incur as a direct result of our acquisition and integration efforts. Other income tax expense for the quarter ended March 31, 2014 relates to the tax effects of certain adjustments made to our initial accounting for intangible assets recorded in connection with our acquisition of Sterci in August 2013. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP. A reconciliation of the GAAP results to the non-GAAP results for the three and nine months ended March 31, 2014 and 2013 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	(in thousands)		(in thousands)
	2014	2013	2014	2013
GAAP net loss	$(4,310)	$(3,559)	$(17,623)	$(10,581)
Amortization of intangible assets	4,784	5,162	18,663	14,675
Equity-based compensation	6,225	4,591	16,792	13,532
Acquisition and integration-related expenses	1,062	3,165	4,635	7,445
Restructuring expenses	1,015	62	1,060	1,192
Non-cash pension expense	87	—	238	—
Net (gain) loss on derivative instruments	—	(482)	—	4,435
Non-cash interest expense	2,871	2,695	8,479	3,242
Other income tax expense	978	—	—	—

Core net income	$12,712	$11,634	$32,244	$33,940

GAAP diluted shares	38,687	36,503	37,889	36,081
Impact of note hedges	(866)	—	(440)	—

Core diluted shares	37,821	36,503	37,449	36,081

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides cloud-based payment, invoice and digital banking solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust Bottomline to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our growth plans. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2013 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenues:
Subscriptions and transactions	$35,095	$28,749
Software licenses	5,543	7,048
Service and maintenance	35,873	26,809
Other	1,741	1,838

Total revenues	78,252	64,444

Cost of revenues:
Subscriptions and transactions	17,866	16,851
Software licenses	505	952
Service and maintenance	13,942	11,081
Other	1,278	1,383

Total cost of revenues	33,591	30,267

Gross profit	44,661	34,177

Operating expenses:
Sales and marketing	19,433	16,215
Product development and engineering	10,685	8,454
General and administrative	8,718	6,554
Amortization of intangible assets	4,784	5,162

Total operating expenses	43,620	36,385

Income (loss) from operations	1,041	(2,208)

Other expense, net	(3,573)	(2,652)

Loss before income taxes	(2,532)	(4,860)
Provision (benefit) for income taxes	1,778	(1,301)

Net loss	$(4,310)	$(3,559)

Basic and diluted net loss per share	$(0.12)	$(0.10)

Shares used in computing basic and diluted net loss per share:	37,081	35,644

Core net income (excludes amortization of intangible assets, acquisition and integration-related expenses, restructuring expenses, equity-based compensation expense, non-core charges associated with our convertible notes and other non-core charges):(1)

Core net income	$12,712	$11,634

Diluted core net income per share(2)	$0.34	$0.32

1)	Core net income excludes charges for amortization of intangible assets of $4,784 and $5,162, acquisition and integration-related expenses of $1,062 and $3,165, restructuring expenses of $1,015 and $62, equity-based compensation of $6,225 and $4,591, non-core charges associated with our convertible notes of $2,871 and $2,213 and other non-core charges of $1,065 and zero for the three months ended March 31, 2014 and 2013, respectively.
2)	Shares used in computing diluted core earnings per share were 37,821 and 36,503 for the three months ended March 31, 2014 and 2013, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2014	2013
Revenues:
Subscriptions and transactions	$101,489	$87,657
Software licenses	15,744	17,216
Service and maintenance	96,564	78,999
Other	5,109	5,870

Total revenues	218,906	189,742

Cost of revenues:
Subscriptions and transactions	49,964	47,075
Software licenses	1,263	1,978
Service and maintenance	40,434	35,352
Other	3,789	4,445

Total cost of revenues	95,450	88,850

Gross profit	123,456	100,892

Operating expenses:
Sales and marketing	53,699	46,643
Product development and engineering	28,363	25,186
General and administrative	25,328	19,582
Amortization of intangible assets	18,663	14,675

Total operating expenses	126,053	106,086

Loss from operations	(2,597)	(5,194)

Other expense, net	(11,004)	(8,108)

Loss before income taxes	(13,601)	(13,302)
Provision (benefit) for income taxes	4,022	(2,721)

Net loss	(17,623)	(10,581)

Basic and diluted net loss per share	$(0.48)	$(0.30)

Shares used in computing basic and diluted net loss per share:	36,654	35,279

Core net income (excludes amortization of intangible assets, acquisition and integration-related expenses, restructuring expenses, equity-based compensation expense, non-core charges associated with our convertible notes and other non-core charges):(1)

Core net income	$32,244	$33,940

Diluted core net income per share(2)	$0.86	$0.94

1)	Core net income excludes charges for amortization of intangible assets of $18,663 and $14,675, acquisition and integration-related expenses of $4,635 and $7,445, restructuring expenses of $1,060 and $1,192, equity-based compensation of $16,792 and $13,532, non-core charges associated with our convertible notes of $8,479 and $7,677 and other non-core charges of $238 and zero for the nine months ended March 31, 2014 and 2013, respectively.
2)	Shares used in computing diluted core earnings per share were 37,449 and 36,081 for the nine months ended March 31, 2014 and 2013, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2014	June 30, 2013
Assets
Current assets:
Cash, cash equivalents and marketable securities	$224,788	$293,077
Accounts receivable	59,563	44,430
Other current assets	17,019	15,243

Total current assets	301,370	352,750

Property and equipment, net	30,982	23,631
Goodwill and intangible assets, net	330,477	192,068
Other assets	13,996	17,073

Total assets	$676,825	$585,522

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,427	$8,933
Accrued expenses	27,663	16,070
Deferred revenue	64,784	47,184

Total current liabilities	103,874	72,187

Convertible senior notes	146,173	138,582
Deferred revenue, non-current	12,156	9,104
Deferred income taxes	19,433	5,457
Other liabilities	14,834	3,443

Total liabilities	296,470	228,773

Stockholders’ equity
Common stock	39	38
Additional paid-in-capital	523,890	499,182
Accumulated other comprehensive income (loss)	4,751	(10,460)
Treasury stock	(20,579)	(21,888)
Accumulated deficit	(127,746)	(110,123)

Total stockholders’ equity	380,355	356,749

Total liabilities and stockholders’ equity	$676,825	$585,522